EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Second Quarter 2009 Results

Westlake, OH (August 5, 2009):  TravelCenters of America LLC (NYSE Amex: TA), or TA, today announced financial results for the three and six months ended June 30, 2009.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on June 30, 2009 that were operated by TA continuously since January 1, 2008.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, along with EBITDAR excluding the impact of certain noncash items and certain items that TA considers to be nonrecurring and other items described, or Adjusted EBITDAR.

At June 30, 2009, TA’s business included 233 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 67 that were operated under the “Petro” brand name.

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008(1)	2009	2008(1)
	(in thousands, except share and per share amounts)
Revenues	$1,128,259	$2,277,825	$2,094,888	$4,185,690
Net loss	$(15,037)	$(9,757)	$(33,076)	$(58,213)

Loss per share(1):
Basic and diluted	$(0.90)	$(0.67)	$(1.99)	$(4.02)

Supplemental Data:
Total fuel sales	$840,607	$1,963,803	$1,544,515	$3,583,085
Gross fuel margin	$59,245	$60,301	$119,706	$102,312

Total nonfuel sales	$284,084	$310,392	$543,445	$595,445
Gross nonfuel margin	$163,185	$178,995	$315,916	$345,906

EBITDAR	$57,175	$60,694	$110,144	$82,150

Adjusted EBITDAR	$57,449	$63,403	$110,774	$93,403

(1)     Basic and diluted losses per share for the three and six months ended June 30, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

Quarterly Business Commentary

During the three months and six months ended June 30, 2009, the continued slowing of the U.S. economy presented TA with significant operating challenges.  TA experienced, on a same site basis, a 10.7% decline in fuel volumes for the 2009 second quarter as compared to the 2008 second quarter and a 13.6% decline in fuel volumes for the 2009 first half as compared to the 2008 first half.  TA believes that its fuel volume declines are consistent with declines in trucking activity and diesel fuel consumption generally.

Capital Expenditures and Liquidity

During the six months ended June 30, 2009, TA invested $13.0 million in capital projects and received $4.8 million of cash from Hospitality Properties Trust, or Hospitality Trust, from the sale of qualifying leasehold improvements with no corresponding increase in rent.  TA’s current capital plan for 2009 anticipates expenditures of approximately $60 million, some of which may be sold to Hospitality Trust under the lease agreements TA has entered with Hospitality Trust, including up to approximately $11.3 million (on an undiscounted basis) of qualifying improvements that may be sold to Hospitality Trust with no increase in its rent.  The amounts TA receives from such sales may be discounted if the timing for the sales of the applicable improvements is accelerated.

Pursuant to an arrangement with Hospitality Trust, TA has the option to defer up to $5 million of rent for each month during 2009 and 2010.  Amounts deferred are due no later than July 2011.  TA has taken advantage of all deferrals available to it thus far, including $30 million during the six months ended June 30, 2009 and $30 million during 2008.

At June 30, 2009, TA had approximately $182.0 million in cash and cash equivalents.  At June 30, 2009, $33.5 million of TA’s $100 million bank credit facility was unused and available for borrowing.  This credit facility is collateralized by certain of TA’s cash accounts, accounts receivable and inventory.  As of June 30, 2009, the cash accounts pledged as collateral for this credit facility had a balance of $63.3 million and this credit facility was overcollateralized by $33.7 million, resulting in $29.6 million of the pledged cash accounts being available to us for use without reducing the maximum amount available for borrowing under the facility.

Conference Call:

On Wednesday, August 5, 2009, at 11:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results for the three and six months ended June 30, 2009.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is 888-740-6144.  Participants calling from outside the United States and Canada should dial 913-981-5572.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial 719-457-0820.  The replay pass code is 9849510.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HOSPITALITY TRUST MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR MEET ITS OBLIGATIONS;

•                  THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR 2009 MAY COST APPROXIMATELY $60 MILLION TO COMPLETE.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $60 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2009.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE.  THE CAPITAL PROJECTS COMPLETED MAY NOT INCREASE TA’S SALES OR MARGINS; AND

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA HAD $182.0 MILLION OF CASH AND CASH EQUIVALENTS AT JUNE 30, 2009 AND THAT A PORTION OF TA’S BANK CREDIT FACILITY IS UNUSED MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY.

THESE UNEXPECTED RESULTS OF TA’S FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN DIESEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE SUCH FUEL PRICES ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN DIESEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR TA’S PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY SUFFER LOSSES.  FURTHER, THE GLOBAL CREDIT MARKETS HAVE BEEN EXPERIENCING SUBSTANTIAL DISRUPTION AND, AS A RESULT, CREDIT HAS BECOME MORE EXPENSIVE AND DIFFICULT TO OBTAIN.  FAILURE TO OBTAIN ANY NECESSARY FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS;

•                  IF THE U.S. ECONOMIC RECESSION CONTINUES, WORSENS OR LASTS FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES; AND

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND

DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY TWO QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, INCLUDING THOSE DESCRIBED IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A.  RISK FACTORS” AND ELSEWHERE IN THAT REPORT AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,
	2009	2008
Revenues:
Fuel	$840,607	$1,963,803
Nonfuel	284,084	310,392
Rent and royalties	3,568	3,630
Total revenues	1,128,259	2,277,825

Cost of goods sold (excluding depreciation):
Fuel	781,362	1,903,502
Nonfuel	120,899	131,397
Total cost of goods sold (excluding depreciation)	902,261	2,034,899

Operating expenses:
Site level operating	149,680	159,403
Selling, general & administrative	19,588	23,289
Real estate rent	58,808	58,411
Depreciation and amortization	9,482	11,134
Total operating expenses	237,558	252,237

Loss from operations	(11,560)	(9,311)

Equity in earnings of affiliates	132	268
Interest income	528	2,109
Interest expense	(3,921)	(2,673)
Loss before income taxes	(14,821)	(9,607)
Provision for income taxes	216	150
Net loss	$(15,037)	$(9,757)

Loss per share: (1)
Basic and diluted	$(0.90)	$(0.67)

(1)

Basic and diluted losses per share for the three months ended June 30, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Six Months Ended June 30,
	2009	2008
Revenues:
Fuel	$1,544,515	$3,583,085
Nonfuel	543,445	595,445
Rent and royalties	6,928	7,160
Total revenues	2,094,888	4,185,690

Cost of goods sold (excluding depreciation):
Fuel	1,424,809	3,480,773
Nonfuel	227,529	249,539
Total cost of goods sold (excluding depreciation)	1,652,338	3,730,312

Operating expenses:
Site level operating	294,536	317,965
Selling, general & administrative	38,589	56,042
Real estate rent	117,277	116,093
Depreciation and amortization	19,172	22,071
Total operating expenses	469,574	512,171

Loss from operations	(27,024)	(56,793)

Equity in earnings of affiliates	207	356
Interest income	1,372	5,309
Interest expense	(7,203)	(6,738)
Loss before income taxes	(32,648)	(57,866)
Provision for income taxes	428	347
Net loss	$(33,076)	$(58,213)

Loss per share: (1)
Basic and diluted	$(1.99)	$(4.02)

(1)	Basic and diluted losses per share for the six months ended June 30, 2008, have been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$182,001	$145,516
Accounts receivable, net	79,683	61,823
Inventories	123,925	128,962
Leasehold improvement receivable(1)	10,084	14,437
Other current assets	51,999	58,269
Total current assets	447,692	409,007

Property and equipment, net	413,143	418,765
Intangible assets, net	32,850	34,545
Other noncurrent assets	30,831	27,480
Total assets	$924,516	$889,797

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$117,777	$82,164
Other current liabilities	116,210	118,787
Total current liabilities	233,987	200,951

Capital lease obligations	102,474	103,700
Deferred rental allowance	84,607	87,991
Deferred rent	60,000	30,000
Other noncurrent liabilities	73,504	64,828
Total liabilities	554,572	487,470

Shareholders’ equity	369,944	402,327
Total liabilities and shareholders’ equity	$924,516	$889,797

(1)

The leasehold improvement receivable amounts represented, as of the applicable dates, the then remaining, estimated discounted amounts of funds TA expected to receive, as of such dates, from Hospitality Trust in connection with TA’s sales of qualifying leasehold improvements to Hospitality Trust under the lease with Hospitality Trust for TA branded travel centers, which provided for up to $125,000 of such sales without an adjustment to the amount of rent payable under that lease. The total remaining undiscounted amount available at June 30, 2009, was $11,332.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
EBITDAR:(1)
Net income (loss)	$(15,037)	$(9,757)	$(33,076)	$(58,213)
Add: income taxes	216	150	428	347
Add: depreciation and amortization	9,482	11,134	19,172	22,071
Deduct: equity in earnings of affiliates	(132)	(268)	(207)	(356)
Add: proportionate share of EBITDAR of joint venture	445	460	719	779
Deduct: interest income	(528)	(2,109)	(1,372)	(5,309)
Add: interest expense(2)	3,921	2,673	7,203	6,738
Add: real estate rent expense(3)	58,808	58,411	117,277	116,093
EBITDAR(1)	57,175	60,694	110,144	82,150

Add: employee retention and separation expenses(4)	—	300	152	3,119
Add: Petro integration expenses	—	2,060	—	2,077
Add: expenses related to previously deferred maintenance	—	—	—	507
Add: litigation settlement expenses	—	—	—	5,000
Add: noncash share based compensation expense(5)	274	349	478	550
Adjusted EBITDAR(1)	$57,449	$63,403	$110,774	$93,403

(1)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and defines Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which it considers to be nonrecurring. TA believes EBITDAR and Adjusted EBITDAR are useful indicators of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)	Interest expense included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Interest related to Petro notes	$—	$—	$—	$1,273
Hospitality Trust rent classified as interest	2,269	2,342	4,538	4,684
Amortization of deferred financing costs	779	60	1,369	119
Other	873	271	1,296	662
	$3,921	$2,673	$7,203	$6,738

(3)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the deferral agreement with Hospitality Trust, the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term and other reasons noted below. Cash paid for rent was $45,862 and $59,403 during the three month periods ended June 30, 2009 and 2008, respectively, while the total rent amounts expensed during the quarters ended June 30, 2009 and 2008 were $58,808 and $58,411, respectively. For the six month periods ended June 30, 2009 and 2008, the rent paid was $91,040 and $117,758, respectively, while the total rent expensed was $117,277 and $116,093, respectively. Under GAAP, a portion of the rent TA pays to Hospitality Trust is classified as interest expense and a portion of the rent payments made to Hospitality Trust is charged against the capital lease obligations. Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to sell certain qualifying leasehold improvements to Hospitality Trust without an increase in its rent payments. A reconciliation of these amounts is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Rental payments to Hospitality Trust	$43,368	$56,748	$86,039	$112,029
Other rental payments	2,494	2,655	5,001	5,729
Total cash rent	45,862	59,403	91,040	117,758
Adjustments for:
Noncash straight line rent accrual — Hospitality Trust	2,424	3,424	5,182	7,140
Noncash straight line rent accrual — other	96	158	203	343
Rent expensed but not paid pursuant to deferral agreement	15,000	—	30,000	—
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(3,384)	(3,384)
Amortization of capital lease obligation	(613)	(540)	(1,226)	(1,080)
Rent classified as interest expense	(2,269)	(2,342)	(4,538)	(4,684)
Total amount expensed as rent	$58,808	$58,411	$117,277	$116,093

(4)

Employee retention and separation expenses represent expenses for retention bonuses paid to certain employees that remained in TA’s employ for specified periods of time after the acquisition of its predecessor and after the Petro acquisition, plus severance payments made to employees terminated as a result of the September 2007 reorganization and the March 2008 workforce reduction.  The final payments and expense charges related to the historical retention plans were made during the 2009 first quarter.

(5)	The noncash share based compensation expense amounts relate to restricted common shares granted under TA’s equity incentive plan.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on June 30, 2009 that were continuously operated by TA since January 1, 2008.  This data excludes revenues and expenses that were not generated by TA at sites it operates, such as sales made by TA’s franchisees, rents and royalties from franchises and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009	2008	Change		2009	2008	Change

Number of company operated travel centers(2)	188	188	—		188	188	—

Total fuel sales volume (gallons)	462,216	517,396	-10.7%		911,004	1,054,245	-13.6%

Total fuel revenues	$818,951	$1,927,243	-57.5%		$1,506,232	$3,486,103	-56.8%

Total fuel gross margin	$60,153	$61,704	-2.5%		$121,447	$104,783	15.9%

Total nonfuel revenues	$287,260	$313,723	-8.4%		$550,017	$601,310	-8.5%
Total nonfuel gross margin	$165,006	$181,024	-8.8%		$319,724	$349,185	-8.4%

Nonfuel gross margin percentage	57.4%	57.7%	-30	b.p.	58.1%	58.1%	—

Total gross margin	$225,159	$242,728	-7.2%		$441,171	$453,968	-2.8%
Site level operating expenses(3)	151,387	161,042	-6.0%		298,301	321,179	-7.1%

Total gross margin in excess of site level operating expenses	$73,772	$81,686	-9.7%		$142,870	$132,789	7.6%

(1)	Includes operating data of company operated travel centers only, including one travel center owned by a joint venture, and excludes operating data of the travel centers operated by TA’s franchisees.

(2)	Includes travel centers that were continuously operated by TA from January 1, 2008 through June 30, 2009.

(3)	Excludes real estate rent expense.

(End)